Exhibit 10.31

AMENDMENT NO. 1 TO PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO PROMISSORY NOTE (the “Amendment”) is made and entered into as of May 7, 2007, by and between CELUNOL CORP., a Delaware corporation (the “Company”) and DIVERSA CORPORATION, a Delaware corporation (“Holder”).

WHEREAS, the Company has executed and delivered to Holder that certain Promissory Note dated as of February 12, 2007 wherein the Company has promised to pay to Holder up to an aggregate principal amount of twenty million dollars ($20,000,000) subject to the terms and conditions set forth in such Promissory Note (the “Note”); and

WHEREAS, the Company and Holder each desire to amend the Note in accordance with paragraph 12 of the Note.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

AMENDMENT

1. Amendment of the Note.

1.1 Clause (i) of paragraph 4 of the Note is hereby amended and restated in its entirety to read as follows:

“(i) fifteen (15) business days following the Closing of the Merger;”

1.2 Clause (vii) of paragraph 4 of the Note is hereby amended and restated in its entirety to read as follows:

“(vii) November 30, 2008.”

2. No Other Amendment. Except as amended by this Amendment, the Note shall remain in full force and effect without any modification. By executing and acknowledging, respectively, this Amendment below, the Company and Holder, respectively, each certify that this Amendment has been executed and delivered in compliance with the terms of paragraph 12 of the Note.

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York, without giving effect to any conflicts of laws principles that would result in the application of the laws of another jurisdiction.

4. Effect of Amendment. In the event of a conflict between this Amendment and the Note, this Amendment shall govern.

5. Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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The parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

CELUNOL CORP.,
a Delaware corporation

By:	/s/ John A. McCarthy Jr.

Name:	John A. McCarthy Jr.

Title:	EVP & CFO

ACKNOWLEDGED AND AGREED:

DIVERSA CORPORATION,
a Delaware corporation

By:	/s/ Anthony E. Altig

Name:	Anthony E. Altig

Title:	SVP, FINANCE AND CFO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO PROMISSORY NOTE]